                                                            Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                            ______________________

                              KMART CORPORATION

             (Exact number of issuer as specified in its charter)

                Michigan                             38-0729500
      (State or other jurisdiction      (I.R.S. Employer Identification No.)
     of incorporation or organization

                3100 West Big Beaver Road, Troy Michigan 48084
             (Address of Principal Executive Offices) (Zip Code)

                            EMPLOYEE SAVINGS PLAN

                          (Full title of the plans)

                                A. N. Palizzi
                 Executive Vice President and General Counsel
                              Kmart Corporation
                          3100 West Big Beaver Road
                             Troy, Michigan 48084
                   (Name and Address of agent for service)
         Telephone number, including area code, of agent for service:
                                 313/643-1000

                         Copies of Communications to:
                             Verne C. Hampton II
                 Dickinson, Wright, Moon, Van Dusen & Freeman
                           500 Woodward, Suite 4000
                           Detroit, Michigan 48226

               Approximate date of proposed public offering:
As soon as practicable after the effective date of this Registration Statement

                       CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------
                                     Proposed Maximum      Proposed         Amount of
Title of Securities    Amount to be   Offering Price    Maximum Aggregate   Registration
to be Registered       Registered       Per Share*      Offering Price        Fee
- ----------------------------------------------------------------------------------------
Common Stock ($1        7,468,564
par value)......        shs.           $17 7/8          $133,500,581         $46,035
- ----------------------------------------------------------------------------------------

*Based upon the market price on March 16, 1994
- ---------------------------------------------

This Registration Statement also includes 6,000,000 shares for the Employees Savings Plan previously registerd in Registration Statement No. 33-6578.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Kmart Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

         1. The Company's Annual Report on Form 10-K for the year ended January 27, 1993.

         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended April 28, 1993, July 28, 1993 and October 27, 1993.

         3. The description of the Common Stock, $1.00 par value, of the Company set forth in the Prospectus of the Company dated August 16, 1991 which was part of Amendment No. 1 to Registration Statement No. 33-42022.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF COMMON STOCK

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines, or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933, as amended (the "Act"). In addition, the Company maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act.
Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Company (except insofar as such claim seeks reimbursement by the Company of expenses paid or incurred by an officer or director, in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Company to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

The following exhibits are filed herewith:

         Exhibit
         Number                            Exhibit
         ------                            -------
           5              Opinion and consent of Dickinson, Wright,
                            Moon, Van Dusen & Freeman

          24              Consent of Price Waterhouse

          28(a)           Kmart Corporation Employee Savings Plan


        Additionally, the Company hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner for purposes of determining qualification under Section 401 of the Internal Revenue Code and has made or will make all changes required by the IRS to qualify the Plan.

ITEM 9.  UNDERTAKINGS

The undersigned Company hereby undertakes: 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on March 18, 1994.

                                             KMART CORPORATION



                                             By /s/ JOSEPH E. ANTONINI
                                                --------------------------
                                                (Joseph E. Antonini)
                                                Chairman of the Board,
                                                President and Chief Executive
                                                Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on March 18, 1994.

      SIGNATURE                         TITLE                    SIGNATURE                                TITLE
      ---------                         -----                    ---------                                -----
/s/ JOSEPH E. ANTONINI          Chairman of the Board,            /s/ DAVID B. HARPER                   Director
- ------------------------        President (Principal             ---------------------
  (Joseph E. Antonini)          Executive Officer) and            (David B. Harper)
                                Director


/s/ THOMAS F. MURASKY           Executive Vice President          /s/ F. JAMES McDONALD                 Director
- -------------------------       (Principal Financial              ---------------------
  (Thomas F. Murasky)           and Accounting Officer)           (F. James McDonald)



/s/ LILYAN H. AFFINITO                Director                    /s/ RICHARD S. MILLER                 Director
- -------------------------                                         ---------------------
  (Lilyan H. Affinito)                                            (Richard S. Miller)


/s/JOSEPH A. CALIFANO,JR.             Director                    /s/ J. RICHARD MUNRO                  Director
- -------------------------                                        ---------------------
 (Joseph A. Califano, Jr.)                                        (J. Richard Munro)


/s/ WILLIE D. DAVIS                   Director                    /s/ DONALD S. PERKINS                 Director
- -------------------------                                        ---------------------
    (Willie D. Davis)                                             (Donald S. Perkins)


/s/ ENRIQUE C. FALLA                  Director                    /s/ GLORIA M. SHATTO                  Director
- -------------------------                                        ---------------------
   (Enrique C. Falla)                                             (Gloria M. Shatto)


/s/ JOSEPH P. FLANNERY                Director                    /s/ JOSEPH R. THOMAS                  Director
- -------------------------                                        ---------------------
  (Joseph P. Flannery)                                            (Joseph R. Thomas)